Exhibit 99.1

Mersana Strengthens Board of Directors Leadership with Appointment of Willard H. Dere, M.D., Professor at the University of Utah and Retired Chief Medical Officer of Amgen

CAMBRIDGE, Mass., March. 19, 2018  — Mersana Therapeutics, Inc. (NASDAQ:MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody drug conjugates (ADCs) based on its proprietary Dolaflexin® platform, today announced the appointment of Willard H. Dere, M.D. to its board of directors, effective immediately. Dr. Dere will serve on the Mersana board as an independent director.

Dr. Dere brings to Mersana more than three decades of research, clinical and regulatory biopharmaceutical leadership experience. He is currently Professor of Internal Medicine, Executive Director of Personalized Health, and Co-director of the Center for Clinical and Translational Sciences at the University of Utah Health Sciences Center. Dr. Dere also spent twenty-five years in leadership positions at Amgen and Eli Lilly where he played a critical role in the development and registration of numerous products in osteoporosis, inflammation, nephrology and oncology.

“As we advance our two novel clinical oncology programs, continue to grow our pipeline and expand our platform, Will’s broad R&D experience will be an invaluable resource for Mersana,” said Anna Protopapas, President and Chief Executive Officer of Mersana. “We are delighted to welcome Will to our board and know that Mersana will benefit enormously from his comprehensive research and clinical development experience.”

“I am very excited for the opportunity to join the Mersana Board and work closely with the management team to help the Company fulfill its mission of delivering transformative therapies to cancer patients,” said Dr. Dere.  “The Mersana team has rapidly progressed their novel ADC-based programs, which have shown tremendous potential, and taken significant steps towards executing on their promise to create clinically meaningful therapies for cancer patients.”

Biographical Background
Dr. Dere serves as the Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Associate Dean, Clinical and Translational Science, Executive Director of Personalized Health, and Co-Principal Investigator of the Center for Clinical and Translational Science at the University of Utah Health Sciences Center. Dr. Dere previously held important scientific and development leadership positions in the biopharmaceutical industry for 25 years. He joined Amgen in 2003, where he held multiple roles including head of global development and both corporate and international chief medical officer. He began his career at Eli Lilly in 1989 and held a number of different roles in clinical pharmacology, regulatory affairs and both early-stage translational and late-stage clinical research. He earned his undergraduate and medical degrees at the University of California, Davis, completed his internal medicine residency training at the University of Utah, and completed his postdoctoral training in endocrinology and metabolism at the University of California, San Francisco.

About Mersana Therapeutics
Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to develop highly targeted drugs with increased tolerability and expanded opportunities to deliver meaningful clinical benefit to patients.  Mersana’s lead product candidate, XMT-1522, is in Phase 1 clinical trials in patients with advanced tumors expressing HER2, including breast cancer, non-small-cell-lung-cancer (NSCLC) and gastric cancer patients. The Company’s second product candidate, XMT-1536, is in Phase 1 clinical trials in patients with tumors expressing NaPi2b, including ovarian cancer, NSCLC and other cancers. In addition, multiple partners are using Mersana’s platform to advance their ADC pipelines.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of federal securities laws.  These forward-looking statements are not statements of historical facts and are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements generally can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The Company’s operations involve risks and uncertainties, many of which are outside its control, and any one of which, or combination of which, could materially affect its results of operations and whether the forward-looking statements ultimately prove to be correct.  Factors that may materially affect the Company’s results of operations include, among other things, that preclinical testing may not be predictive of the results or success of ongoing or later preclinical or clinical trials and that the development of the Company’s product candidates will take longer and/or cost more than planned, as well as those listed in the Company’s Quarterly Report on Form 10-Q filed on November 13, 2017 with the Securities and Exchange Commission (“SEC”). Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Copies of the Company’s our Quarterly Report on Form 10-Q and our other SEC filings are available by visiting EDGAR on the SEC website at http://www.sec.gov.

Contacts:

Media Contact

Paul Kidwell, 617-680-1088

paulkidwell@mersana.com

or

Investors Contact

Stern Investor Relations, Inc.

Christina Tartaglia, 212-362-1200

christina@sternir.com